UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 11, 2014

EQUIFAX INC.

(Exact name of Registrant as Specified in its Charter)

Georgia	1-6605	58-0401110
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1550 Peachtree Street, N.W. Atlanta, Georgia	30309
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (404) 885-8000

Not Applicable

(Former name or former address, if changed since last report)

Item 7.01  Regulation FD Disclosure.

On September 11, 2014, Equifax Inc. (the “Company”) issued a press release announcing that its Board of Directors has authorized the repurchase of up to an additional $400 million of the Company’s outstanding shares of common stock in connection with a previously authorized share repurchase program.   This amount is in addition to the approximately $141.7 million in unused Board authorization which was available at June 30, 2014 under the existing share repurchase program.  Repurchases under the program will be effected from time to time through open market and privately negotiated transactions, some of which may be effected through Rule 10b5-1 plans. The timing of repurchases will depend on several factors, including market and business conditions.  The program has no stated expiration date.  A copy of this press release is furnished as Exhibit 99.1 to this Form 8-K.

The information provided in Item 7.01 of this Form 8-K and Exhibit 99.1 attached hereto is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01   Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press release of Equifax Inc. dated September 11, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQUIFAX INC.

By:	/s/Dean C. Arvidson
Name: Dean C. Arvidson
Title: Senior Vice President and Corporate Secretary

Dated: September 11, 2014